UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-1136 (Commission File Number)	22-079-0350 (IRS Employer Identification Number)

345 Park Avenue New York, NY, 10154 (Address of Principal Executive Office)

Registrant's telephone number, including area code:  (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 31, 2008, Bristol-Myers Squibb Company (“BMS”) issued a press release announcing its proposal to enter into an agreement to acquire ImClone Systems Incorporated (“ImClone”) for $60 per share in cash.  The proposal was communicated on July 31, 2008 to Mr. Carl C. Icahn, ImClone’s chairman, by Mr. James M. Cornelius, BMS’s chairman of the board of directors and chief executive officer, and confirmed in a letter to ImClone’s board of directors.  The press release announcing the proposal, including the full text of the proposal letter, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1.	Press release dated July 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: July 31, 2008	By:	/s/ Sandra Leung

Name: Sandra Leung Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1.	Press release dated July 31, 2008